UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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BED BATH & BEYOND INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XII

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

MACELLUM ADVISORS GP, LLC

MACELLUM HOME FUND, LP

MACELLUM MANAGEMENT, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

MERLIN PARTNERS INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA SPECIAL OPPORTUNITY FUND

ANCORA/THELEN SMALL-MID CAP FUND

ANCORA ADVISORS, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

JONATHAN DUSKIN

FREDERICK DISANTO

VICTOR HERRERO AMIGO

THERESA R. BACKES

JOSEPH BOEHM

DAVID A. DUPLANTIS

JOHN E. FLEMING

SUE ELLEN GOVE

JANET E. GROVE

JEFFREY A. KIRWAN

JEREMY I. LIEBOWITZ

JON LUKOMNIK

CYNTHIA S. MURRAY

MARTINE M. REARDON

HUGH R. ROVIT

JOSHUA E. SCHECHTER

ALEXANDER W. SMITH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, Macellum Advisors GP, LLC and Ancora Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), has filed a preliminary proxy statement and an accompanying WHITE proxy card and intends to file a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2019 annual meeting of shareholders of Bed Bath & Beyond Inc., a New York corporation (the “Company”).

Item 1: On May 2, 2019, the Investor Group issued the following press release and posted it to www.restorebedbath.com:

INVESTOR GROUP RESPONDS TO BED BATH & BEYOND’S REPEATED MISLEADING CLAIMS

Comments on continued governance issues that appear designed to interfere with a fair election

Believes Bed Bath’s newly reconstituted Board represents insufficient change and will ensure the status quo continues

Expresses shock and concern to hear CEO Temares claim that elements of Bed Bath’s turnaround plan are “substantially complete”

Calls on Temares to cease and desist making what appears to be reactive and untested operational and strategic changes until after the 2019 Annual Meeting

NEW YORK – 5/2/2019 – Legion Partners Holdings, LLC (“Legion Partners Holdings” together with its affiliates, “Legion Partners”), Macellum Advisors GP, LLC (together with its affiliates, “Macellum”), and Ancora Advisors, LLC (together with its affiliates, “Ancora” and, together with Legion Partners and Macellum, “the Investor Group”) today issued the following statement regarding recent misleading claims and shareholder-unfriendly actions from Bed Bath & Beyond Inc. (NASDAQ: BBBY) (“Bed Bath” or the “Company”):

“Our desire is for this proxy contest to be fully about the merits and the facts. That is why we have focused on Bed Bath’s share price underperformance, its lack of a viable strategic plan, its alarming corporate governance issues, and our recently-released plan detailing how we believe our nominees can realize the significant potential of the Company. In short, the real issues that matter to shareholders.

Unfortunately, the Company has chosen to engage in a campaign of misinformation and deception in an attempt to distract shareholders. Bed Bath has issued what are in our view misleading statements, put up shareholder-unfriendly obstacles to a fair proxy contest, and has made changes to the Board of Directors (the “Board”) that are simply too little, too late. Consider the following:

Misleading statements and obstacles

Bed Bath’s directors are seemingly attempting to mislead investors and create obstacles to prevent shareholders from participating in a fair process to elect the best directors for the Company. We believe this represents an effort to protect CEO Steven Temares and protect the status quo.

•	The Investor Group made a significant attempt to negotiate a settlement. The Company claims that the Investor Group did not meaningfully engage in settlement conversations.[1] This is patently false. At the urging of the Company, the Investor Group actually signed a non-disclosure agreement the morning of Easter Sunday (April 21st). After receiving a settlement proposal, the Investor Group was prepared to discuss the proposal on Monday, April 22nd and communicated this to the Company and its advisors. Before the Investor Group could respond to the proposal, the Company rushed to release its new director appointments within 24 hours of signing the non-disclosure agreement. The Company likely understood its proposal was not compelling and rather than actually engage in a good faith negotiation, it quickly cut ties with seven long-tenured legacy directors and added five new directors – many of whom may only recently have been identified. Further, since the Company just entered into a non-disclosure agreement with the Investor Group, it was fully aware the agreement stipulated the Investor Group was not allowed to disclose the agreement’s existence for several days. We believe shareholders will see this disingenuous tactic as an act of bad faith and an attempt to mislead shareholders.

•	The Company refuses to agree to a universal proxy card. On two occasions, the Board declined to agree to the use a universal proxy card – despite previously trying to create an unlevel playing field by demanding the Investor Group’s nominees give their consent to be named on the Company’s proxy card but not offering that its nominees be similarly named on the Investor Group’s proxy card. While the Company has finally agreed to level the playing field and not to name any of the Investor Group’s nominees on its proxy card, the Investor Group has sought to encourage the use of a universal proxy card as best governance practices, particularly following the recent Board changes.

•	The Board is not taking necessary action to avoid triggering potential adverse financial consequences under Bed Bath’s $1.5B Notes. The Company has refused to approve of our director nominees in a timely manner for the sole purpose of avoiding triggering certain change in control provisions that could accelerate the Notes if a rating event follows the change in control. A change in a majority of the Board without the incumbent Board’s approval of our nominees would constitute a change in control. We believe the Board can prevent this adverse consequence by approving in advance the Investor Group’s nominees. Such approval is not an endorsement or recommendation, so, in our view, the incumbent Board has no good reason to refuse to grant it. By failing to approve of the Investor Group’s nominees and keeping the threat of such consequences out there, we believe the Board is seeking to taint the corporate electoral process.

•	The Company has not set a date for the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The Company has typically held its annual meeting in late June or early July. If it intended to be consistent with prior years, the Company should have filed preliminary proxy materials by now. We hope that the Company is not seeking to delay the 2019 Annual Meeting to buy time to develop a plan that is half baked and reactive when faced with a contested election.

Newly reconstituted Board falls significantly short of needed change

We believe shareholders cannot accept that the legacy directors who have overseen the Company’s disastrous performance can be trusted to select new candidates with appropriate backgrounds and objectivity to evaluate the Company’s strategy. Similarly, shareholders should not feel comfortable giving control of the Board to a new group of directors to implement the same strategic initiatives that have shown little improvement to the business.

•	Change of control given to five new directors without a plan. We believe this degree of change is implicit acknowledgement of how disastrously the legacy Board has dispatched its fiduciary duty. Shareholders should not allow a transfer of control to new directors selected by the legacy directors who have overseen over $8 billion of value destruction over the past 15 years.

•	The newly reconstituted Board does not appear to have the requisite skills necessary to turn Bed Bath around. The new Board does not possess a former or current retail CEO. In contrast, the Investor Group nominees include seven former or current retail CEOs. The directors on the newly constituted Board, over their collective careers, have served on the Board of only one other publicly traded retailer. Our nominees have served on 20.

[1] PR Newswire: Bed Bath & Beyond Inc. Announces Transformation of Board of Directors and Additional Governance Enhancements (April 22, 2019)

•	The composition of the new Board will perpetuate the status quo.
✗	Steve Temares remains the CEO.
✗	Leonard Feinstein and Warren Eisenberg will continue to be paid for attending meetings and will remain in the boardroom voicing their perspectives and attempting to influence the Company’s direction.
✗	Newly appointed chairman, Patrick Gaston, is a 12-year veteran Bed Bath director. He has overseen substantial destruction of value while serving on the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.
✗	The newly reconstituted Nominating and Governance Committee is comprised of three of the four remaining legacy directors. This committee, which has no retail experience, will have disproportionate influence over the future fate of Mr. Temares.

CEO Temares’ statements regarding operational improvements are concerning

We are mystified that as part of the Company’s response to the Investor Group’s Strategic Plan, Bed Bath claims that the Company’s turnaround plan is “well underway and delivering results” as well as parts of its transformation plan are “substantially completed.”[2] Not only is there little to no evidence that any positive change is occurring, we are concerned that the rate of deterioration, based on Q1 guidance, is accelerating. If these results are what the Company views as “substantially completed,” then shareholders should be substantially outraged. We believe wholesale change is imperative. Half measures will not do and the newly constituted Board, which appears designed to keep Mr. Temares in place, risks further deteriorating results and destruction of shareholder value.

Shareholders’ voices must be heard before any further changes are made

The Investor Group calls on Mr. Temares to stop making what appears to be reactive and untested operational and strategic changes to the business, particularly as it relates to the Company’s promotional stance. It is our belief that as the Company attempts to improve margins by reducing couponing it’s actually losing customers and driving gross margin dollars lower. We see no evidence that the company is “trading sales for margin” as Mr. Temares claimed on the last investor conference call. We do not believe shareholders are in favor of this initiative and Temares should stop making operational and strategic changes that appear to be further destroying value until shareholders have voted at the 2019 Annual Meeting.

We look forward to continuing to make our case for change to Bed Bath’s shareholders in the coming weeks. For more information visit https://restorebedbath.com/.”

About Legion Partners

Legion Partners is a long-term-oriented activist fund focused on producing superior risk-adjusted returns for clients. Legion Partners’ investment strategy is concentrated on North American small cap equities, utilizing deep fundamental research and long-term shareholder engagement to drive superior performance over time.

About Macellum

Macellum has substantial experience investing in consumer and retail companies and assisting such companies in improving their long-term financial and stock price performance. Macellum’s historical investments include: Collective Brands, GIII Apparel Group, Hot Topic, Charming Shoppes and Warnaco, among other companies. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders, as it did with Perry Ellis. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change, including at The Children’s Place, Christopher & Banks and most recently at Citi Trends.

[2] PR Newswire: Bed Bath & Beyond Inc. Comments on Activist Presentation (April 26, 2019)

About Ancora Advisors

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns three separate and distinct SEC Registered Investment Advisers, Ancora Advisors, Inc., Ancora Family Wealth Advisors, LLC and Ancora Retirement Plan Advisors, Inc. and Inverness Securities LLC, a broker dealer. Ancora Advisors, LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), pooled investments (hedge funds/investment limited partnerships), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), and Ancora Advisors, LLC, a Delaware limited liability company (“Ancora Advisors”) together with the participants named herein, has filed a preliminary proxy statement and an accompanying WHITE proxy card and intends to file a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of sixteen highly qualified director nominees at the 2019 annual meeting of shareholders of Bed Bath & Beyond Inc., a New York corporation (the “Company”).

LEGION PARTNERS HOLDINGS, MACELLUM GP, AND ANCORA ADVISORS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Special Opportunities, L.P. XII, a Delaware limited partnership (“Legion Partners Special XII”), Legion Partners, LLC, a Delaware limited liability company (“Legion LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Macellum GP, Macellum Home Fund, LP, a Delaware limited partnership (“Macellum Home”), Macellum Management, LP, a Delaware limited partnership (“Macellum Management”), Jonathan Duskin, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Merlin Partners Institutional, LP, a Delaware limited partnership (“Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Special Opportunity Fund, a series of the Ancora Trust, an Ohio business trust (“Ancora Special Opportunity”), Ancora/Thelen Small-Mid Cap Fund, a series of the Ancora Trust, an Ohio business trust (“Ancora/Thelen”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Frederick DiSanto, Victor Herrero Amigo, Theresa R. Backes, Joseph Boehm, David A. Duplantis, John E. Fleming, Sue Ellen Gove, Janet E. Grove, Jeffrey A. Kirwan, Jeremy I. Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh R. Rovit, Joshua E. Schechter and Alexander W. Smith.

As of the date of this press release, Legion Partners I directly beneficially owns 3,452,124 shares of Common Stock, including 898,000 shares underlying long call options, Legion Partners II directly beneficially owns 199,952 shares of Common Stock, including 52,000 shares underlying long call options, Legion Partners Special XII directly beneficially owns 982,000 shares of Common Stock, including 200,000 shares underlying long call options, and Legion Partners Holdings directly beneficially owns 200 shares of common stock of the Company (“Common Stock”) in record name and as the sole member of Legion Partners Asset Management and sole member of Legion LLC, Legion Partners Holdings may also be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As the general partner of each of Legion Partners I, Legion Partners II and Legion Partners Special XII, Legion LLC may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Special XII, Legion Partners Asset Management may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, and 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. Kiper may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options and 200 shares of Common Stock beneficially owned directly by Legion Partners Holdings. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. White may be deemed to beneficially own the 3,452,124 shares of Common Stock beneficially owned directly by Legion Partners I, including 898,000 shares underlying long call options, 199,952 shares of Common Stock beneficially owned directly by Legion Partners II, including 52,000 shares underlying long call options, 982,000 shares of Common Stock beneficially owned directly by Legion Partners Special XII, including 200,000 shares underlying long call options and 200 shares of Common Stock beneficially owned directly by Legion Partners Holdings. Macellum Home directly beneficially owns 446,415 shares of Common Stock, including 89,500 shares underlying long call options. As the investment manager of Macellum Home, Macellum Management may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. As the general partner of Macellum Home, Macellum GP may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 446,415 shares of Common Stock beneficially owned directly by Macellum Home, including 89,500 shares underlying long call options. Ancora Catalyst Institutional directly beneficially owns 244,195 shares of Common Stock, including 83,700 shares underlying long call options, Ancora Catalyst directly beneficially owns 18,380 shares of Common Stock, including 6,300 shares underlying long call options, Merlin Institutional directly beneficially owns 235,455 shares of Common Stock, including 81,000 shares underlying long call options, Ancora Merlin directly beneficially owns 27,121 shares of Common Stock, including 9,000 shares underlying long call options, Ancora Special Opportunity directly beneficially owns 20,000 shares of Common Stock and Ancora/Thelen directly beneficially owns 96,780 shares of Common Stock. As the investment advisor to each of Ancora Catalyst Institutional, Ancora Catalyst, Merlin Institutional, Ancora Merlin, Ancora Special Opportunity, Ancora/Thelen and certain separately managed accounts, including accounts held by owners and employees of Ancora Advisors of which Ancora Advisors has sole voting and dispositive power over (collectively, the “SMAs”), Ancora Advisors may be deemed to beneficially own the 244,195 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 83,700 shares underlying long call options, 18,380 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 6,300 shares underlying long call options, 235,455 shares of Common Stock beneficially owned directly by Merlin Institutional, including 81,000 shares underlying long call options, 27,121 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,000 shares underlying long call options, 20,000 shares of Common Stock beneficially owned directly by Ancora Special Opportunity, 96,780 shares of Common Stock beneficially owned directly by Ancora/Thelen and 1,185,017 shares of Common Stock held in the SMAs. As the Chairman and Chief Executive Officer of Ancora Advisors, Mr. DiSanto may be deemed to beneficially own the 244,195 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 83,700 shares underlying long call options, 18,380 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 6,300 shares underlying long call options, 235,455 shares of Common Stock beneficially owned directly by Merlin Institutional, including 81,000 shares underlying long call options, 27,121 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,000 shares underlying long call options, 20,000 shares of Common Stock beneficially owned directly by Ancora Special Opportunity, 96,780 shares of Common Stock beneficially owned directly by Ancora/Thelen and 1,185,017 shares of Common Stock held in the SMAs. As of the date hereof, John E. Fleming directly beneficially owns 5,000 shares of Common Stock. As of the date hereof, none of Victor Herrero Amigo, Theresa R. Backes, Joseph Boehm, David A. Duplantis, Sue Ellen Gove, Janet E. Grove, Jeffrey A. Kirwan, Jeremy I. Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh R. Rovit, Joshua E. Schechter or Alexander W. Smith own beneficially or of record any securities of the Company.

Media contact:

Sloane & Company

Dan Zacchei / Joe Germani

212.486.9500

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor contact:

John Ferguson / Joe Mills

Saratoga Proxy Consulting LLC

(212) 257-1311

info@saratogaproxy.com

Source:

Legion Partners Holdings, LLC, Macellum Advisors GP, LLC and Ancora Advisors, LLC